Exhibit 99.2 NEWS RELEASE

For Immediate Release

ASB BANCORP ANNOUNCES 5% SHARE REPURCHASE PROGRAM

ASHEVILLE, NORTH CAROLINA, May 24, 2013 /PRNewswire/ ― ASB Bancorp, Inc. (the “Company”) (NASDAQ GM: ASBB) announced today that the Company’s Board of Directors approved a stock repurchase program whereby the Company may repurchase up to 5%, or 265,266 shares, of its outstanding common stock as and when deemed appropriate by management and under any plan that may be deployed in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934. The Rule 10b5-1 repurchase plan allows the Company to repurchase its shares during periods when it would normally not be active in the market due to its internal trading blackout period.

ASB Bancorp is the parent company of Asheville Savings Bank, S.S.B., a North Carolina chartered stock savings bank with a community focus offering traditional financial services through 13 full-service banking centers located in Buncombe, Madison, McDowell, Henderson, and Transylvania counties in Western North Carolina.

Contact:	Suzanne S. DeFerie
President and Chief Executive Officer
(828) 254-7411